Exhibit 10.1

AMENDMENT NO. 2 TO
PROFESSIONAL DIVERSITY NETWORK, INC.
2013 EQUITY COMPENSATION PLAN

The Professional Diversity Network, Inc. 2013 Equity Compensation Plan (the “Plan”) is hereby amended as follows, effective upon the date approved by Professional Diversity Network, Inc.’s shareholders:

1. Section 4.1 of the Plan is amended to read as follows:

“4.1  Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan shall be 615,000 shares.”

2. Continuing Effect of Plan. Except as expressly modified herein, the provisions of the Plan are and shall remain in full force and effect.